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                    METROPOLITAN TOWER LIFE INSURANCE COMPANY

                       CERTIFICATE OF ASSISTANT SECRETARY

The undersigned, Kelli J. Buford, hereby certifies as follows:

1. That she is the duly elected, qualified and acting Assistant Secretary of Metropolitan Tower Life Insurance Company (the "Company").

2. That the following is a true and correct copy of certain resolutions duly adopted by the Board of Directors of the Company at a special meeting held on February 7, 2018, and that such resolutions remain in full force and effect as of the date hereof:

         WHEREAS, the members of the board of directors ("Board") of
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     Metropolitan Tower Life Insurance Company (the "Company") have been
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     presented with a proposal to relocate the jurisdiction of incorporation and insurance regulatory domicile of the Company from the State of Delaware to the State of Nebraska (the "Redomestication") pursuant to Section 4946 of
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     the Delaware Insurance Code and Section 266 of the Delaware General
     Corporation Law and Sections 44-161 through 44-164 of the Nebraska Revised Statutes and Sections 21-2,127 through 21-2,132 of the Nebraska Model Business Corporation Act;

         WHEREAS, the Board, after due evaluation and consideration, has determined it to be advisable and in the best interest of the Company and its stockholder for the Company to consummate the Redomestication on APRIL 27, 2018 or, subject to satisfaction of any applicable regulatory requirements, on any other date as determined by the Company;

         WHEREAS, in connection with the Redomestication, the Company is planning to amend and restate its Certificate of Incorporation and By-Laws;

         WHEREAS, following the Redomestication, the Company plans to effectuate a merger with General American Life Insurance Company ("GALIC"), pursuant
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     to which GALIC will merge with and into the Company on APRIL 27, 2018 or, subject to satisfaction of any applicable regulatory requirements, on any other date mutually agreed to by the Company and GALIC (the "Merger"), with
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     the Company as the surviving entity; and

         WHEREAS, the Board, after due evaluation and consideration, has determined it to be advisable and in the best interest of the Company and its stockholder for the Company to consummate the Merger.

         NOW, THEREFORE, BE IT:

                           REDOMESTICATION TO NEBRASKA
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         RESOLVED, that, subject to any and all required regulatory approvals, the Board has determined it to be advisable to effectuate the Redomestication on APRIL 27, 2018 or, subject to satisfaction of any applicable regulatory requirements, on any other date as determined by the Company, by means of filing (1) a certificate of conversion of the Company from a Delaware domiciled entity to a Nebraska domiciled entity substantially in the form attached hereto as Exhibit A (the "Certificate of Conversion") with the Delaware Secretary of

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     State, (2) articles of domestication of the Company substantially in the form attached hereto as Exhibit B (the "Articles of Domestication") with the Nebraska Secretary of State and the Nebraska Department of Insurance, and (3) amended and restated articles of incorporation of the Company substantially in the form attached hereto as Exhibit C (the "Amended and Restated Articles of Incorporation") with the Nebraska Secretary of State and the Nebraska Department of Insurance; and be it

          RESOLVED FURTHER, that, subject to any and all required regulatory approvals, the form, terms and provisions of the Certificate of Conversion, the Articles of Domestication, the Amended and Restated Articles of Incorporation, and the amended and restated by-laws of the Company substantially in the form attached hereto as EXHIBIT D ("the "Amended and
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     Restated By-Laws") and the actions contemplated thereby, including the
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     Redomestication, be, and hereby are, authorized and approved, and that the
     Board hereby recommends that the stockholder approves the Redomestication; and be it

          RESOLVED FURTHER, that, upon approval of the Redomestication by the stockholder of the Company, and upon receipt of any and all required regulatory approvals, the officers of the Company be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Company to (1) execute the Certificate of Conversion, the Amended and Restated Articles of Incorporation and the Articles of Domestication, with any changes thereto as determined necessary or desirable by any officer of the Company, the execution thereof to be conclusive evidence of such determination, (2) file or cause to be filed the executed Certificate of Conversion with the Delaware Secretary of State, (3) file or cause to be filed the executed (i) Articles of Domestication; and (ii) Amended and Restated Articles of Incorporation with the Nebraska Department of Insurance and the Nebraska Secretary of State, (4) file or cause to be filed the Amended and Restated By-Laws with the Nebraska Department of Insurance and (5) make or cause to be made any other related governmental filings deemed necessary or desirable by an officer of the Company to effectuate the Redomestication, and that the officers of the Company be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Company, to effectuate the Redomestication; and be it

          RESOLVED FURTHER, that, effective at the effective date and time of the Redomestication, the Company accepts and agrees to be bound by the laws of the State of Nebraska, including the insurance laws of the State of Nebraska applicable to Nebraska-domiciled insurance companies and the provisions of the Nebraska Model Business Corporation Act with respect to the Company's property and business operations within the State of Nebraska.

                     NEBRASKA RESIDENT DIRECTOR APPOINTMENT
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          RESOLVED, that, not later than the effective date and time of the
     Redomestication and in accordance with the Amended and Restated By-Laws, the Company shall and hereby does agree to appoint as a director of the Company a resident of the State of Nebraska who meets all requirements applicable to a director of a Nebraska-domiciled insurance company pursuant to the laws of the State of Nebraska including the insurance laws of the State of Nebraska applicable to Nebraska-domiciled insurance companies and the provisions of the Nebraska Model Business Corporation Act.

           RATIFICATION OF ACTIONS IN CONNECTION WITH REDOMESTICATION
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          RESOLVED, that the past actions taken by the authorized persons in connection with the Redomestication of the Company, including the preparation and filing with governmental authorities of the (i) Certificate of Conversion, (ii) Articles of Domestication, (iii) Amended and

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     Restated Articles of Incorporation, and (iv) Amended and Restated By-Laws,
     be, and they hereby are, ratified, approved, confirmed and adopted by and on behalf of the Company.

                                MERGER WITH GALIC
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          RESOLVED, that, subject to any and all required regulatory approvals, the Agreement and Plan of Merger between the Company and GALIC, substantially in the form attached hereto as Exhibit E (the "Merger Agreement"), the Articles of Merger, in substantially the form attached hereto as Exhibit F (the "Articles of Merger"), the Summary Articles of Merger in substantially the form attached hereto as Exhibit G (the "Summary Articles of Merger") and the transactions contemplated thereby (including the Merger), be and are hereby determined to be advisable and in the best interest of the Company and its stockholder and be it

          RESOLVED FURTHER, that, subject to any and all required regulatory approvals, the form, terms and provisions of the Merger Agreement, the Articles of Merger, the Summary Articles of Merger and the transactions contemplated thereby be, and the same hereby are, authorized, adopted and approved in all respects, and each of the officers of the Company, be, and hereby is, authorized, empowered and directed to execute and deliver, in the name and on behalf of the Company, the Merger Agreement, the Articles of Merger and the Summary Articles of Merger; and be it

          RESOLVED FURTHER, that the Board hereby submits the Merger Agreement, the Articles of Merger and the Summary Articles of Merger to the stockholder of the Company for approval and adoption or disapproval and hereby recommends that the stockholder of the Company approve and adopt the Merger Agreement, the Articles of Merger, the Summary Articles of Merger and the transactions contemplated thereby (including the Merger); and be it

          RESOLVED FURTHER, that, subject to the adoption of the Merger Agreement, the Articles of Merger, and the Summary Articles of Merger by the stockholder of the Company and the other terms and conditions thereof, and receipt of any and all required regulatory approvals, the officers of the Company, be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to prepare and file or cause to be filed any and all such applications and any and all certificates, documents, letters and other instruments, as may be necessary or desirable to be taken by the Company to effect the consummation of the Merger and other transactions contemplated by the Merger Agreement, including the filing of the Articles of Merger with the Nebraska Department of Insurance and the Nebraska Secretary of State in accordance with the provisions of the Nebraska Model Business Corporation Act and the insurance laws of the State of Nebraska, the filing of the Summary Articles of Merger with the Missouri Secretary of State in accordance with the provisions of the General and Business Corporations Law of the State of Missouri and the Insurance Code of Missouri and the filing of other appropriate documents required by Nebraska law and Missouri law with the relevant authorities within the State of Nebraska and the State of Missouri, respectively, as appropriate, and other jurisdictions in which the Company is qualified to do business.

           ACCEPTANCE OF THE INTACT TRANSFER OF THE SEPARATE ACCOUNTS
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          RESOLVED, that at the effective time of the Merger, the Company shall and hereby agrees to accept the intact transfer to it of each of the separate accounts set forth in EXHIBIT H (each a "Separate Account" and
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     collectively the "Separate Accounts") and, in that connection, to succeed
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     as depositor of each Separate Account and as owner of the assets of each
     Separate Account, which will be maintained intact and not combined with the assets of

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     any other separate account of the Company or any other entity in connection with the Merger; and be it

          RESOLVED FURTHER, that the officers of the Company, with such assistance from auditors, legal counsel and independent consultants or other individuals as they may require, are hereby authorized and directed to take all actions, and execute any and all documents, as may be necessary to maintain the lawful operations of each Separate Account under all applicable federal and state laws, rules and regulations; and be it

          RESOLVED FURTHER, that premiums paid pursuant to the variable life insurance and variable annuity contracts funded by the Separate Accounts shall be allocated to the various Separate Accounts and the sub-accounts thereof in accordance with the terms of such contracts for the purpose of providing benefits under the contracts; and be it

          RESOLVED FURTHER, that income, gains and losses, realized and unrealized, relating to each Separate Account and each sub-account shall be credited or charged to that Separate Account or sub-account without regard to the other gains or losses of the Company; and be it

          RESOLVED FURTHER, that each Separate Account shall not be chargeable with liabilities arising out of any other business of the Company and shall be held solely for the benefit of contract owners with variable life insurance or variable annuity contracts funded in that Separate Account to the extent provided in such contracts; and be it

          RESOLVED FURTHER, that each Separate Account shall be invested in a manner determined by the Company from time to time and in accordance with any restrictions contained in the variable life insurance or variable annuity contract funded in that Separate Account; and be it

          RESOLVED FURTHER, that the officers of the Company be, and they hereby are, authorized and directed to perform all such acts, including, without limitation, the preparation and filing with the United States Securities and Exchange Commission (the "Commission") in accordance with the
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     provisions of the Securities Act of 1933, as amended, and, to the extent appropriate, with the provisions of the Investment Company Act of 1940, registration statements on behalf of the Company and the Separate Accounts, the appointment of one or more agents for service of process for the Company to receive notices and communications from the Commission, and to do all such things as may, in their judgment and discretion, be necessary or desirable to give full effect to these resolutions and to enable the Company to maintain the Separate Accounts; and be it

          RESOLVED FURTHER, that the officers of the Company, acting on behalf of the Separate Accounts, be and they hereby are, authorized and directed to prepare, execute and file with regulatory authorities such other filings, agreements, notices, reports, applications, documents or requests for interpretive or no-action letters and such relief as may be required under the federal securities laws or state laws; and be it

          RESOLVED FURTHER, that the officers of the Company be, and they hereby are, authorized and directed, as they may deem appropriate in accordance with the applicable laws and regulations, to establish further sub-accounts or to remove, consolidate or otherwise modify such sub-accounts, within the Separate Accounts as they determine to be appropriate.

                RATIFICATION OF ACTIONS IN CONNECTION WITH MERGER
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          RESOLVED, that the prior actions taken by the authorized persons in connection with the Merger of the Company, including the preparation and filing with governmental authorities of

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     the Merger Agreement, the Articles of Merger and the Summary Articles of
     Merger, be, and they hereby are, ratified, approved, confirmed and adopted by and on behalf of the Company.

                    MAINTAINING QUALIFICATIONS TO DO BUSINESS
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         RESOLVED, that for the purpose of maintaining the qualification and licenses of the Company to do business in any jurisdiction in which it is necessary or expedient for the Company to transact business in connection with (1) the Redomestication and (2) the Merger, the officers of the Company be, and each of them hereby is, authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices and under the corporate seal, if required, to make and file all necessary applications, certificates, reports, powers of attorney and other instruments as may be required by the laws of such jurisdiction to authorize the Company to transact business therein, and whenever it is expedient for the Company to cease doing business therein and withdraw therefrom, to revoke any appointment of agent or attorney for service of process and to file such applications, certificates, reports, revocations of appointment, or surrenders of authority or licenses as may be necessary to terminate the authority of the Company to do business in any such jurisdiction.

                              GENERAL AUTHORIZATION
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         RESOLVED, that any officer of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such further actions, to do and perform, or cause to be done and performed, all such acts, deeds and things to make, prepare, execute and deliver or cause to be made, prepared, executed and delivered all such other documents, undertakings, certificates, instruments, schedules, reports and agreements, to make such filings, to incur and pay all such fees and expenses and to engage in such acts as they shall in their judgment determine to be necessary, advisable or appropriate to carry out fully the Redomestication, the Merger, and any other actions contemplated by the same or by the foregoing resolutions, and the intent and purposes of the foregoing resolutions, the taking of such actions to be conclusive evidence of such determination, and the execution by any such officer of the Company of any such documents, certificates, instruments, schedules, reports or agreements or the payment of any such fees and expenses or the doing by them of any act in connection with the foregoing resolutions shall be conclusive evidence of their authority therefore and for the approval of the documents, undertakings, certificates, instruments, schedules, reports and agreements so executed, the expenses so paid, the filings so made and the actions so taken.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Assistant Secretary as of the 15th day of February, 2018.

                                                     [LOGO OF SIGNITURE]
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                                                     Kelli J. Buford
                                                     Assistant Secretary

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